Ex. 10.25

                                     CONSENT



VIA  FACSIMILE
--------------
508-628-7400
Citizens  Bank
28  State  Street
Boston,  Massachusetts  02109
Attention:  Ms.  Jamie  Garcia


Dear  Sirs:

     Please be informed that Cardiotech International, Inc., a Massachusetts corporation ("Cardiotech"), proposes to provide Implant Sciences Corporation, a
               ----------
Massachusetts  corporation  ("Implant"),  a  line  of  credit  facility  in  the
                              -------
principal  amount  of  up to $500,000 (the "Cardiotech Facility"),  secured by a
                                            -------------------
lien on all of the assets of Implant, subject to the existing liens in favor of Citizens Bank (formerly USTrust) securing the indebtedness of Implant to
Citizens Bank under a certain term loan facility in the original principal amount of $750,000 of which $367,650 is outstanding as of the date hereof (such loan in the principal amount not to exceed $367,650, the "Citizens Loan").
                                                                -------------
Notwithstanding the foregoing sentence, CardiotechSec.s agreement to be subordinated to Citizens, both in priority of payment and priority of liens, is limited to the principal amounts of the Citizens Loan set forth in the preceding sentence together with interest thereon.

     Cardiotech and Implant hereby request the consent of Citizens Bank with respect to the extension of the Cardiotech Facility, any borrowings under the Cardiotech Facility, and the granting of a security interest by Implant in all its assets in favor of Cardiotech subject only to the lien of Citizens Trust securing the indebtedness under the Citizens Loan. Each of Cardiotech and Implant acknowledges and agrees that: (i) a default of Implant under the Cardiotech Facility will not constitute a default under any of the Citizens Loan, and (ii) upon a default under the Cardiotech Facility, Cardiotech will not exercise any remedies thereunder until the earlier of the expiration of a 90-day period after the date of occurrence of such default or the declaration of default by Citizens under the Citizens Loan.

     Kindly  acknowledge  your  consent  by  signing  below  where  indicated.

Dated:  October  10,  2001                    Cardiotech  International,  Inc.


                                              By: /s/  Michael  Szycher
                                                  ---------------------

                                              Implant  Sciences  Corporation


                                              By: /s/  Anthony  J.  Armini
                                                  --------------------------




CONSENTED  TO:

Citizens  Bank


By: /s/  Jamie  Garcia
    --------------------